EXHIBIT 10

RADIAN GROUP INC.

FORM OF STOCK OPTION GRANT AGREEMENT

THIS STOCK OPTION GRANT, dated                     , is delivered by Radian Group Inc., a Delaware corporation (the “Company”), to                     , an officer or other key employee of the Company or one of its affiliates (the “Grantee”).

RECITALS

A. The Radian Group Inc. Equity Compensation Plan (the “Plan”) provides for the grant of stock options to non-employee directors of the Company and selected key employees of the Company and its “affiliates”, as such term is defined in the Plan, to purchase shares of Common Stock of the Company, par value $.001 per share (“Shares”), in accordance with the terms and provisions of the Plan.

B. The Stock Option and Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company to administer the Plan has determined that it would be to the advantage and interest of the Company to make the grant provided for herein as an inducement for the Grantee to continue as an officer or other key employee of the Company or one of its affiliates and to promote the best interests of the Company, its affiliates and stockholders.

C. Under the terms of this grant the Grantee must earn the right to purchase Shares from time to time hereunder by remaining as an officer or other key employee of the Company or one of its affiliates.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.

Subject to the terms and conditions hereinafter set- forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee an option to purchase an aggregate number of shares at the option price as follows:

A Non-Statutory Option (“NSO”) of              Shares at an option price of $             per Share. This NSO shall vest and become exercisable in installments, the Grantee having the right hereunder to purchase from the Company, on and after the following dates, the following number of Shares:

Date	Shares;
, 200X:	Shares;
September 20, 200X + 1:	an additional Shares;
September 20, 200X + 2:	an additional Shares; and
September 20, 200X + 3:	an additional Shares.

The right of the Grantee to purchase Shares subject to any accrued installment may be exercised in whole at any time, or in part from time to time, prior to termination pursuant to Section

3 hereof. No installment shall accrue after the Grantee ceases to be an officer or other key employee of the Company or one of its affiliates for any reason. Any option shall become 100% vested at the earliest of (i) the employee’s normal retirement date, (ii) the employee’s death or disability, (iii) four years from the date of this grant, or (iv) the occurrence of a Change of Control, provided the Grantee is an employee at such time.

2. Restrictions on Exercise.

During the Grantee’s lifetime, exercise of the option shall be solely by the Grantee (or his or her legal guardian or legal representative) and, after the Grantee’s death, the option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise the option by will or by the laws of descent and distribution, to the extent that the option was exercisable as of the date of the Grantee’s death.

3. Termination of Option.

No NSO shall be exercisable after the expiration of ten years from the date hereof. If at any time after an option has become exercisable and prior to its exercise and expiration, a voluntary dissolution, liquidation (other than a liquidation into another corporation which agrees to continue the Plan) or winding up of the affairs of the Company shall be proposed, the Company shall cause notice in writing to be mailed to each Grantee and such Grantee may purchase Shares in accordance with the terms of the option. Each option shall terminate at the close of business on the twentieth day after mailing of such notice or on the record date for determination of holders of Common Stock entitled to participate in such dissolution, liquidation or winding up, whichever is later. Not withstanding the foregoing, any option granted hereunder shall terminate ninety days after the termination of the Grantee’s employment with the Company or any of its affiliates, unless such termination of employment is due to retirement, Disability or death. In the event of the Disability or death of such Grantee, any Stock Option which was otherwise exercisable by such Grantee shall terminate unless exercised by the Grantee (or the Grantee’s personal representative) within one year after the date on which the Grantee ceases to be an Eligible Participant, but in any event no later than the date of expiration of the option exercise period. In the event of the retirement of such Grantee, any Stock Option which was otherwise exercisable by such Grantee at the date of retirement may be exercised by the Grantee at any time prior to the normal expiration of the option exercise term. The term “retirement” as used herein shall mean a Grantee’s retirement as defined under the Company’s pension plan.

4. Exercise Procedures.

The Grantee may exercise any option with respect to all or any part of the Shares then subject to such exercise by giving the Secretary of the Company written notice of intent to exercise in the manner provided in Section 11 hereof. Such notice shall indicate the exercise of any option, and with respect to any option, shall specify the number of Shares desired at the option price and the date of delivery thereof, which date shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. On such delivery date, the Company shall deliver to the Grantee at the executive offices of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, a certificate or certificates for such Shares out of theretofore unissued Shares or reacquired Shares, as the Company may elect, against payment by the Grantee of the applicable exercise price in cash, or in any other manner permitted by the Plan and approved by the Committee, including payment by surrender of Shares of the Company at their fair market value on the date of delivery. The obligation of the Company to deliver Shares upon exercise of the option shall be subject to all applicable laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among other things, such steps as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes. If the Grantee fails to accept delivery of, or to pay for, any of the Shares specified in such notice upon tender of delivery thereof, the Grantee’s right to purchase such undelivered Shares may be terminated, at the sole discretion of the Committee. The date that notice of an election to exercise is received by the Company shall be deemed the date of exercise hereunder.

5. Certain Corporate Changes.

In the event of a change in, reclassification of, subdivision of, split-up or spin-off with respect to, stock dividend on, or exchange of stock of the Company for outstanding Shares, the number, class and option price of the Shares subject to the Option may be appropriately adjusted by the Committee, in its discretion, as provided, in the Plan.

If the Company is consolidated or merged with another corporation, the Grantee, at the time of issuance of Shares upon full or partial exercise of the option, shall be entitled to receive the same number and kind of shares, or the same amount of other property, cash or securities as the Grantee would have been entitled to receive upon the happening of such consolidation or merger if the Grantee had been, immediately prior to such event, the holder of the number of Shares as to which the option is being exercised, adjusted in the manner provided in this Section; provided, that if the Company shall not be the surviving corporation, the surviving corporation shall substitute therefor a substantially equivalent number and kind of its shares of stock or other property, cash or securities.

In the event that there is any change, other than as specified above, in the number or kind of outstanding Shares or of any stock or other securities into which such Shares shall have been changed or for which they shall have been exchanged, or in the event of a dividend to holders of the Shares payable other than in cash or stock of the Company, then, if the Committee, in its discretion, determines that such event equitably requires an adjustment with respect to the number, price or kind of Shares subject to the option, such adjustment may be made and shall be final and binding.

All adjustments made by the Committee pursuant to this Section shall be subject to the approval of the Board.

6. Non-Transferability of Option.

During the Grantee’s lifetime, any option shall be exercisable only by the Grantee (or his or her guardian or legal representative), and neither any option nor any right hereunder shall be assignable or otherwise transferable except by will or by the laws of descent and distribution or except as otherwise permitted by the Plan, nor shall any option be subject to attachment, execution or other similar process. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate any option by notice to the Grantee and the option and all rights hereunder shall thereupon become null and void.

7. Transferability of Nonstatutory Stock Options.

Notwithstanding the foregoing, the Committee may provide that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

8. Employment Not Affected.

Neither the granting of any option, nor any other action taken with respect to such option, shall confer upon the Grantee any right to continue in the employ of the Company or any of its affiliates or shall interfere in any way with the right of the Company or any affiliate to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company or any of its affiliates to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

9. No Stockholder Rights.

Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to any option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the option as provided for herein.

10. Cancellation or Amendment.

This grant may be canceled or amended by the Committee, in whole or in part, at any time if the Committee determines, in its sole discretion, that cancellation or amendment is necessary or advisable in light of any change after the date of this grant in (i) the Internal Revenue Code of 1986, as amended (the “Code”) or the regulations issued thereunder or (ii) any federal or state securities law or other law or regulation, which change by its term is effective retroactively to a date on or before the date of this grant, provided, however, that no such cancellation or amendment shall, without the Grantee’s consent, apply to or affect installments that matured on or before the date on which the Committee makes such determination.

11. Notice.

Any notice to the Company provided for in this instrument shall be addressed to it in care of the Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company or of an affiliate, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

12. Grantee’s Securities Law Representations.

If the Committee shall deem it appropriate by reason of any securities law, it may require that the Grantee upon exercise in whole or in part of the any option, represent to the Company and agree in writing that the purchase of the Shares is for investment only and not with a view to distribution. The Committee may require that the Share certificates be inscribed with a legend restricting transfer in accordance with applicable securities law requirements.

13. Incorporation of Plan by Reference; Nature of Option.

This grant is made pursuant to the terms of The Radian Group Inc. 1995 Equity Compensation Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. If any option is designated as an ISO hereunder, it is intended that the ISO shall meet the applicable requirements of, and qualify as, an incentive stock option under the terms of Section 422 of the Code and the ISO shall in all respects be so interpreted and construed. If the option is designated as an NSO hereunder, the option shall be a non-qualified stock option under the Code. The Committee shall interpret and construe any ISO or NSO in accordance with its designation and pursuant to the terms of the Plan, and its decisions shall be conclusive upon any question arising hereunder. The granting and exercise of any option and the payment of dividends or other distributions are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions relating to (i) rights and obligations with respect to withholding taxes, (ii)

the registration, qualification or listing of Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.

14. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by, and determined in accordance with, the law of the State of Delaware.

IN WITNESS WHEREOF, Radian Group Inc. has caused its duly authorized officer to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the date of the grant set forth above.

RADIAN GROUP INC.

By:
Agreed to and accepted by:

Grantee

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